Exhibit 5.3

CONSENT OF LEGAL COUNSEL

Re:  Registration Statement on Form F-10/F-3 of Baytex Energy Corp. and Baytex Energy USA Ltd.

We refer to the registration statement on Form F-10/F-3 (the "Registration Statement") to be filed by Baytex Energy Corp. and Baytex Energy USA Ltd. with the U.S. Securities and Exchange Commission and to which this consent is exhibited.

We hereby consent to all references to this firm in the Registration Statement and each of its Exhibits.

Yours truly,

/s/ Burnet, Duckworth & Palmer LLP

Calgary, Alberta, Canada
October 16, 2013